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                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" in this Amendment No. 2, Post-Effective Amendment No. 3 and Post-Effective Amendment
No. 5 to the Registration Statement (Form S-3) of El Paso Natural Gas Company and to the incorporation by reference therein of our report dated August 18, 1995 with respect to the December 28, 1994 combined financial statements of Mobil Plastics Division of Mobil Oil Corporation included in the Current Report of Tenneco Inc. on Form 8-K dated November 17, 1995 filed with the Securities and Exchange Commission and to the use of our report dated August 9, 1996 with respect to the combined financial statements of Mobil Plastics Division of Mobil Oil Corporation for the period December 29, 1994 to November 17, 1995 and the year ended December 28, 1994 included as an Exhibit to the Current Report of El Paso Natural Gas Company on Form 8-K/A dated November 5, 1996.

                                          Ernst & Young LLP

Buffalo, New York
November 5, 1996